Exhibit 99.1

[CREDIT SUISSE GROUP LOGO]	Media Relations

CREDIT SUISSE GROUP
P.O. Box 1
CH-8070 Zurich
www.credit-suisse.com

	Telephone	+41 44 333 88 44
	Telefax	+41 44 333 88 77
media.relations@credit-suisse.com

CREDIT SUISSE GROUP ADOPTS A NEW VERSION OF THE CREDIT SUISSE BRAND WITH A NEW LOGO AS ITS SINGLE BRAND

Zurich, June 29, 2005 - Credit Suisse Group today announced that following the merger of its two Swiss banks in May and the appointment of the Executive Board for its Banking Business last week, it has decided to adopt a single brand for its Banking Business. As of January 1, 2006 a new Credit Suisse logo will represent the Private Banking, the Corporate and Investment Banking and the Asset Management divisions.

This decision was made after an extensive process of research with employees, clients and other stakeholders. The research showed that it makes sense from the perspective of both our clients and our employees to move to a single brand to represent the fully integrated global bank. Credit Suisse is a powerful global brand. Unifying the main Banking Business under the Credit Suisse name will allow the bank to best communicate with one face to the market, work better across businesses to focus relentlessly on clients’ needs and enhance a strong consistent reputation.

Credit Suisse will also revitalize the brand positioning and visual identity so they reflect both its long-standing banking heritage and its tradition to innovate.

The new logo is designed to capture the spirit of what Credit Suisse is and what it aspires to be. It expresses the dynamism and innovation associated with investment banking, private banking and asset management, as well as the discretion and prestige associated with the Swiss banking heritage of Credit Suisse.

The new brand identity will take effect when the new integrated organization is in place on January 1, 2006.

ENQUIRIES

Credit Suisse Group, Media Relations	Telephone	+41 44 333 88 44
Credit Suisse Group, Investor Relations	Telephone	+41 44 333 31 69

CREDIT SUISSE GROUP

Credit Suisse Group is a leading global financial services company headquartered in Zurich. It provides private clients and small and medium-sized companies with private banking and financial advisory services, and pension and insurance solutions from Winterthur. In the area of investment banking, it serves global institutional, corporate, government and individual clients in its role as a financial intermediary. Credit Suisse Group’s registered shares (CSGN) are listed in Switzerland and in the form of American Depositary Shares (CSR) in New York. The Group employs around 60,000 staff worldwide. As of March 31, 2005, it reported assets under management of CHF 1,271.6 billion.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This press release contains statements that constitute forward-looking statements. In addition, in the future we, and others on our behalf, may make statements that constitute forward-looking statements. Such forward-looking statements may include, without limitation, statements relating to our plans, objectives or goals; our future economic performance or prospects; the potential effect on our future performance of certain contingencies; and assumptions underlying any such statements. Words such as

“believes,” “anticipates,” “expects,” “intends” and “plans” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. We do not intend to update these forward-looking statements except as may be required by applicable laws. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other outcomes described or implied in forward-looking statements will not be achieved. We caution you that a number of important factors could cause results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include (i) market and interest rate fluctuations; (ii) the strength of the global economy in general and the strength of the economies of the countries in which we conduct our operations in particular; (iii) the ability of counterparties to meet their obligations to us; (iv) the effects of, and changes in, fiscal, monetary, trade and tax policies, and currency fluctuations; (v) political and social developments, including war, civil unrest or terrorist activity; (vi) the possibility of foreign exchange controls, expropriation, nationalization or confiscation of assets in countries in which we conduct our operations; (vii) the ability to maintain sufficient liquidity and access capital markets; (viii) operational factors such as systems failure, human error, or the failure to properly implement procedures; (ix) actions taken by regulators with respect to our business and practices in one or more of the countries in which we conduct our operations; (x) the effects of changes in laws, regulations or accounting policies or practices; (xi) competition in geographic and business areas in which we conduct our operations; (xii) the ability to retain and recruit qualified personnel; (xiii) the ability to maintain our reputation and promote our brands; (xiv) the ability to increase market share and control expenses; (xv) technological changes; (xvi) the timely development and acceptance of our new products and services and the perceived overall value of these products and services by users; (xvii) acquisitions, including the ability to integrate successfully acquired businesses; (xviii) the adverse resolution of litigation and other contingencies; and (xix) our success at managing the risks involved in the foregoing. We caution you that the foregoing list of important factors is not exclusive; when evaluating forward-looking statements, you should carefully consider the foregoing factors and other uncertainties and events, as well as the risks identified in our most recently filed Form 20-F and reports on Form 6-K furnished to the US Securities and Exchange Commission.